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EXHIBIT 23.1

                      (GREGORY E. LAZICKY P.C. LETTERHEAD)

To Whom It May Concern:

The firm of Gregory E. Lazicky, CPA consents to the inclusion of the report of October 29, 1999, on the Financial Statements of First India Diversified Holdings Inc.(A Development Stage Company) as of September 30, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


                                                  /s/ Gregory E. Lazicky
                                                  --------------------------
                                                  Gregory E. Lazicky
                                                  Certified Public Accountant

Bound Brook, New Jersey
October 29, 1999